Exhibit 10

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENTS

THIS FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENTS (the “Amendment”), dated as of November 9, 2010, is entered into by and between CAPSTONE TURBINE CORPORATION, a Delaware corporation (“Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A.           Company and Wells Fargo are parties to (i) a Credit and Security Agreement dated February 9, 2009 (as amended by that certain First Amendment to Credit and Security Agreements, dated June 9, 2009 (“First Amendment”), that certain Second Amendment to Credit and Security Agreements and Waiver of Defaults, dated November 5, 2009 (“Second Amendment”), that certain Third Amendment to Credit and Security Agreements and Waiver of Default, dated June 11, 2010 (“Third Amendment”), and that certain Fourth Amendment to Credit and Security Agreements, dated June 29, 2010 (“Fourth Amendment”), and as further amended from time to time, the “Domestic Credit Agreement”), and (ii) a Credit and Security Agreement (Ex-Im Subfacility), dated February 9, 2009 (as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, and further amended from time to time, the “Ex-Im Credit Agreement”; and together with the Domestic Credit Agreement, the “Credit Agreements”).  Capitalized terms used in these recitals have the meanings given to them in the Credit Agreements unless otherwise specified.

B.           Company has requested that the Credit Agreements be further amended, and Wells Fargo is willing to agree to such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Section 5.28 of the Credit Agreement.  Section 5.28 of the Credit Agreements is hereby amended to read in its entirety as follows:

“5.28           Cash Collateral.  Company shall establish and maintain a pledge of cash collateral in the amount of $5,000,000 (the “Cash Collateral”), subject to the following terms and conditions:  (i) the Cash Collateral shall be held in a deposit account or securities account maintained at Wells Fargo Bank, National Association or an affiliate of Wells Fargo (the “Cash Collateral Account”); (ii) to secure the Indebtedness, Company hereby grants to Wells Fargo a security interest in all of Company’s right, title, and interest in and to the Cash Collateral, the Cash Collateral Account, all interest that accrues (if any) on the Cash Collateral, and all products and proceeds thereof, in each case whether now existing or hereafter arising; (iii) Company shall have no access to the Cash Collateral or the Cash Collateral Account (i.e., the Cash Collateral Account shall be deemed “blocked”), until this Agreement has been terminated and all Indebtedness has been paid in full or except as provided below; (iv) any interest (if any) that may accrue on the Cash Collateral shall be held in the Cash Collateral Account, and shall itself be deemed to be Cash Collateral; (v) during any Default Period, Wells Fargo may, in Wells Fargo’s sole discretion, apply all or any portion of the Cash Collateral to the Indebtedness; (vi) the Cash Collateral, Cash Collateral Account, all interest that accrues (if any) on the Cash Collateral, and all products and proceeds thereof shall be deemed to be “Collateral” under this Agreement and the other Loan Documents; (vii) except as provided below, Company shall not have any right to access the foregoing collateral so long as this Agreement is in effect or any Indebtedness remains outstanding, Company shall not transfer (or attempt to transfer) any such collateral to any Person, and Company shall keep such collateral free and clear of all Liens (except in favor Wells Fargo); and (viii) Company shall execute and/or deliver any instruments, documents, assignments, security agreements, control agreements, financing statements, and any other agreement that Wells Fargo may request to evidence, maintain, perfect, and/or ensure the first priority of Wells Fargo’s security interest in the foregoing collateral; provided that failure to execute or deliver any such items shall not affect the foregoing grant of the security interest in the foregoing collateral, and Wells Fargo shall be deemed to have a duly perfected and first priority security interest in all such collateral at all times.  Notwithstanding any provision to the contrary herein, the Cash Collateral shall be released to Company upon satisfaction of the following conditions precedent:  (a) Company shall deliver an Authenticated Record to Wells Fargo each time Company requests a release of the Cash Collateral, which Authenticated Record shall specify the amount of Cash Collateral to be released and the date of such release of Cash Collateral (provided that such release date shall be at least three (3) Business Days after receipt by Wells Fargo of the Authenticated Record requesting such release of Cash Collateral and not more than 10 days after receipt by Wells Fargo of the Authenticated Record); (b) no Default Period shall be existing as of the date of any release of the Cash Collateral; (c) the Cash Collateral shall be released in three tranches:  (x) the initial release of Cash Collateral shall not exceed $2,500,000, (y) the second release of Cash Collateral shall not exceed $1,250,000, and (z) the third release of Cash Collateral shall be the remaining balance of the Cash Collateral; (d) prior to the initial release of the Cash Collateral (in an amount of up to $2,500,000 as requested by Company), Wells Fargo shall have received Company’s Form 10-Q filed with the United States Securities and Exchange Commission for the quarter ended September 30, 2010, and such 10-Q shall demonstrate that Company remained in compliance with the financial covenants set forth in Section 5.2 of this Agreement through (and including) September 30, 2010; (e) the second release of Cash Collateral (in an amount of up to $1,250,000 as requested by Company) shall occur on or after January 1, 2011, and only after each of the foregoing conditions precedent have been satisfied and, in addition, receipt by Wells Fargo of the financial statements of Company for the quarter ending December 31, 2010 and confirmation by Wells Fargo that the financial covenants set forth in Section 5.2 of this Agreement have been satisfied through (and including) December 31, 2010; and (f) the third release of Cash Collateral (for the remaining balance of the Cash Collateral) shall occur on or after April 1, 2011, and only after each of the foregoing conditions precedent have been satisfied and, in addition, receipt by Wells Fargo of the financial statements of Company for the quarter ending March 31, 2010 and confirmation by Wells Fargo that the financial covenants set forth in Section 5.2 of this Agreement have been satisfied through (and including) March 31, 2010.”

2.             No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreements shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3.             Accommodation Fee.  Company shall pay Wells Fargo as of the date hereof a fully earned, non-refundable accommodation fee in the amount of $25,000 in consideration of Wells Fargo’s execution and delivery of this Amendment (the “Accommodation Fee”).

4.             Conditions Precedent.  This Amendment shall be effective when Wells Fargo shall have received an executed original of this Amendment, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion:

4.1           A Certificate of the Secretary of Company certifying as to (i) the resolutions of the board of directors of Company approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws of Company, which were certified and delivered to Wells Fargo pursuant to the Certificate of Authority of Company’s secretary or assistant secretary dated February 9, 2009, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) the fact that the officers and agents of Company who have been certified to Wells Fargo, pursuant to the Certificate of Authority of Company’s secretary or assistant secretary dated February 9, 2009, as being authorized to sign and to act on behalf of Company continue to be so authorized;

4.2           Consent and approval of this Amendment by the Export Import Bank of the United States, if required by Wells Fargo;

4.3           The Acknowledgement and Agreement of Guarantor set forth at the end of this Amendment, duly executed by Guarantor;

4.4           Payment of the Accommodation Fee described in Section 3 of this Amendment; and

4.5           Such other matters as Wells Fargo may require.

5.           Representations and Warranties.  Company hereby represents and warrants to Wells Fargo as follows:

5.1           Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Company and constitute the legal, valid and binding obligation of Company, enforceable in accordance with their terms.

5.2           The execution, delivery and performance by Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Company, or the certificate of incorporation or bylaws of Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Company is a party or by which it or its properties may be bound or affected.

5.3           All of the representations and warranties contained in Section 4 of, and Exhibit D to, the Credit Agreements are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case they shall continue to be true and correct as of such earlier date).

6.           References.  All references in the Credit Agreements to “this Agreement” shall be deemed to refer to the relevant Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreements shall be deemed to refer to the relevant Credit Agreement as amended hereby.

7.           No Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreements or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

8.           Release.  Company and the Guarantor signing the Acknowledgment and Agreement of Guarantor set forth below hereby absolutely and unconditionally release and forever discharge Wells Fargo, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company or Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of the Company and Guarantor in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention the Company and Guarantor each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

9.           Costs and Expenses.  Company hereby reaffirms its agreement under the Credit Agreements to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including, without limitation, all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, Company specifically agrees to pay all reasonable fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Company, make a loan to Company under the Credit Agreements, or apply the proceeds of any loan, for the purpose of paying any such reasonable fees, disbursements, costs and expenses and the fee set forth in Section 3 of this Amendment.

10.           Miscellaneous.  This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Transmission by facsimile or “pdf” file of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.  Any party hereto may request an original counterpart of any party delivering such electronic counterpart.  This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by, the laws of the State of California.  In the event of any conflict between this Amendment and the Credit Agreements, the terms of this Amendment shall govern.  The Export-Import Bank of the United States shall be an express intended beneficiary of this Amendment.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: /s/ Michael White
Print Name: Michael White
Title: Assistant Vice President

CAPSTONE TURBINE CORPORATION

By: /s/ Edward I. Reich
Print Name: Edward I. Reich
Its: Executive Vice President and
Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Capstone Turbine Corporation (“Company”) to Wells Fargo Bank, National Association (as more fully defined in the Amendment, “Wells Fargo”), acting through its Wells Fargo Business Credit operating division, pursuant to the separate Guaranty dated February 9, 2009 (“Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 8 of the Amendment) and execution and performance thereof; (iii) reaffirms all obligations to Wells Fargo pursuant to the terms of the Guaranty; and (iv) acknowledges that Wells Fargo may amend, restate, extend, renew or otherwise modify the Credit Agreements and any indebtedness or agreement of the Company, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Company’s present and future indebtedness to Wells Fargo.

CAPSTONE TURBINE INTERNATIONAL, INC.

By: /s/ Edward I. Reich
Print Name: Edward I. Reich
Title: Executive Vice President and
Chief Financial Officer